LNR
Partners, Inc.

March 13, 2006

LaSalle Bank, N.A.
135 S. LaSalle Street, Suite 1625
Chicago, IL 60603
Attention:  Andy Streepey

Re:          Annual Independent Public Accountant’s Servicing Report
Pooling and Servicing Agreement
Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-GG5

To Whom It May Concern:

As of and for the year ended December 31, 2005, LNR Partners, Inc. has complied in all material respects with the applicable minimum servicing standards set forth in the Mortgage Bankers Association of America’s Uniform Single Attestation Program for Mortgage Bankers applicable to the commercial and multifamily mortgages for the Special Servicer as noted in the attachment to this assertion. As of and for this same period, LNR Partners, Inc. had in effect a fidelity bond in the amount of $10,000,000 and an errors and omissions policy in the amount of $10,000,000.

Sincerely,

LNR PARTNERS, INC.

/s/ Susan K. Chapman
Susan K. Chapman
Vice President

cc:     Wachovia Bank, NA
      8739 Research Drive-URP4
      Charlotte, NC 28262-1075
      Greenwich Capital Commercial Funding Corp. Series 2005-GG5

1601 Washington Avenue • Suite 700 • Miami Beach; Florida 33139
Telephone: (305) 695-5600 • Fax: (305) 695-5601

GCCFC 2005-GG5
March 13, 2006

_______________

Greenwich Capital Commercial Funding Corp.
600 Steamboat Road
Greenwich, CT 06830
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GCCFC 2005-GG5
March 13, 2006

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